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                                                                    Exhibit 23.3



Deloitte Touche Tohmatsu                                            DELOITTE
Av. Presidente Wilson 231-220 (degree)                              TOUCHE
20030-021 - Rio de Janeiro - RJ                                     TOHMATSU
Brasil


Telefone: (21)524-1281
Fac-simile: (21)220-3876
www.deloitte.com.br

Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 17, 2001, relating to the financial statements of ALUNORTE-Alumina do Norte do Brasil S.A. for the years ended December 31, 2000 and 1999 which appear in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, 2002
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Deloitte Touche Tohmatsu                                            DELOITTE
Av. Presidente Wilson 231-220 (degree)                              TOUCHE
20030-021 - Rio de Janeiro - RJ                                     TOHMATSU
Brasil


Telefone: (21)524-1281
Fac-simile: (21)220-3876
www.deloitte.com.br

Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 17, 2000, relating to the financial statements of ALUNORTE-Alumina do Norte do Brasil S.A. for the years ended December 31, 1999 and 1998 which appear in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, 2002